EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF HIGHPEAK ENERGY, INC.

PURSUANT TO 18 U.S.C. § 1350

I, Jack D. Hightower, President and Chief Executive Officer of HighPeak Energy, Inc. (the "Company"), hereby certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the accompanying Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022:

1.	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack Hightower
Jack Hightower
Chief Executive Officer
Date: November 14, 2022